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                                                                    EXHIBIT 10.7

                              REDEMPTION AGREEMENT

      This Redemption Agreement (the "Agreement") is made and entered into as of this __ day of _______, 200__, by and among the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated ("JQH Trust") and John
Q. Hammons Hotels, Inc., a Delaware corporation ("JQH, Inc."). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Fourth Amended and Restated Partnership Agreement of JQH, LP, dated as of the date hereof (the "Amended and Restated LPA").

                                   WITNESSETH

      WHEREAS, JQH Trust owns 294,100 shares of common stock, par value $.01 per share, of JQH, Inc. (the "Common Shares") that it desires to have redeemed in exchange for [_______](1) Hammons Preferred Units (the "Exchange Preferred Units");

      WHEREAS, JQH, Inc. owns the Exchange Preferred Units that it desires to exchange for the redemption of the Common Shares;

      WHEREAS, upon redemption of the Common Shares for the Exchange Preferred Units (the "Exchange"), JQH Trust may desire that John Q. Hammons Hotels, LP ("JQH, LP") make an election under Section 754 of the Internal Revenue Code of 1986 (the "Section 754 Election"), and JQH, Inc. agrees to have JQH, LP make the
Section 754 Election if so requested by JQH Trust; and

      WHEREAS, JQH Trust and JQH, Inc. each desire to evidence the Exchange as set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Exchange. Immediately after the adoption by JQH, LP of the Amended and Restated LPA, JQH Trust shall deliver to JQH, Inc. the certificate or certificates representing the Common Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, and JQH, Inc. shall deliver to JQH Trust the certificate representing the Exchange Preferred Units, duly endorsed in blank or accompanied by unit powers duly executed in blank.

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      (1) Number of Exchange Preferred Units to be an amount equal to the product of (a) the aggregate number of Hammons Preferred Units (which will be 2% of all of the outstanding Partnership Units as of the Closing), multiplied by
(b) the quotient of (i) the aggregate value of the Common Shares, divided by
(ii) $335 million.

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      2. Section 754 Election. Upon the timely request of JQH Trust, JQH, Inc.
shall cause JQH, LP to make a Section 754 Election.

      3. Counterparts; Facsimile Signatures. This Agreement may be signed in counter- parts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement may be executed by facsimile signatures.

      4. Entire Agreement. This Agreement, together with the Amended and Restated Transaction Agreement, contains the entire agreement and understanding of the parties with respect to the subject matter hereof. "Amended and Restated Transaction Agreement" means the Amended and Restated Transaction Agreement, dated as of June [__], 2005, by and among the JD Holdings, LLC, JQH Acquisition LLC, Mr. John Q. Hammons, JQH, Inc., JQH Trust and Hammons, Inc., a Missouri corporation.

      5. Assignment and Modification. No party hereto may assign their rights or obligations hereunder without the prior written consent of the other parties. This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, legatees and legal representatives by operation of law or otherwise.

      6. Governing Law. This Agreement will be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

      7. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      8. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS

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BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

                                    * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   THE REVOCABLE TRUST OF JOHN Q. HAMMONS, DATED DECEMBER 28, 1989, AS AMENDED AND RESTATED

                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                   JOHN Q. HAMMONS HOTELS, INC.

                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________